UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ALLOY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This filing consists of a letter dated October 22, 2010.

Alloy, Inc.

151 West 26th Street, 11th Floor

New York, NY 10001

IMPORTANT REMINDER TO VOTE YOUR PROXY

October 22, 2010

Dear Alloy Stockholder:

Our records indicate that your votes on (i) the adoption of the Agreement and Plan of Merger, dated as of June 23, 2010, by and among Alloy, Inc. (“Alloy”), Alloy Media Holdings, L.L.C., a Delaware limited liability company (“Parent”), and Lexington Merger Sub, Inc., a wholly-owned subsidiary of Parent, and (ii) the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement, have not yet been received. The special meeting will be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York on Monday, November 8, 2010, at 10:00 a.m. Eastern Standard Time. Please take a moment right now to ensure that your shares are represented at this important meeting.

If the proposed merger is completed, Alloy stockholders will be entitled to receive $9.80 in cash, without interest and less any applicable withholding taxes, for each share of Alloy common stock owned as of the date of the merger. The proposal to adopt the merger must be approved by a majority of the outstanding shares of our common stock entitled to vote at the special meeting.

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES TODAY BY PHONE, INTERNET OR BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD.

In order to ensure that you have an opportunity to vote, no matter how few or how many shares you own, we have enclosed an additional proxy card and Internet and telephone instructions that will allow you to exercise your rights as a shareholder. If possible, please vote by Internet or phone given the short amount of time before the special meeting date. If you do nothing, it is the equivalent of voting “NO”.

The Special Committee, comprised of independent directors, after considering a number of factors in evaluating the transaction and consulting with its legal and financial advisors, unanimously recommends that Alloy stockholders vote “FOR” both the proposed merger and the proposal to adjourn the special meeting if necessary to solicit additional votes.

Institutional Shareholder Services (“ISS”), the largest proxy voting advisory service, recommends that stockholders vote “FOR” both proposals. In their report, ISS noted that the offer represents premiums of 14 percent after one day and 20 percent after 60 days of announcement.

Please vote today by telephone or by Internet pursuant to the instructions enclosed. Remember – every share and every vote counts! Alternatively, you may sign, date and mail your proxy card in the envelope provided. If you have any questions, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

Thank you in advance for voting promptly.

Sincerely,

/s/ MATTHEW C. DIAMOND	/s/ PETER M. GRAHAM
Matthew C. Diamond	Peter M. Graham
Chief Executive Officer and Chairman	Lead Independent Director and Chairman of the Special Committee

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

Alloy, Inc. filed with the Securities and Exchange Commission, or the SEC, on October 5, 2010, and mailed to its stockholders on October 6, 2010, a proxy statement in connection with the transaction. Stockholders of Alloy are urged to read the proxy statement and other relevant materials because they contain important information about the proposed transaction. Stockholders may obtain a free copy of the proxy statement and any other relevant documents at the SEC’s web site at http://www.sec.gov. The definitive proxy statement and these other documents are also available on Alloy’s website (http://www.alloymarketing.com) and may be obtained free from Alloy by directing a request to Alloy, Inc., Attn: Investor Relations, 151 West 26th Street, 11th Floor, New York, NY 10001.

Alloy and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from Alloy’s stockholders in respect of the proposed transaction. Information about the directors and executive officers of Alloy and their respective interests in Alloy by security holdings or otherwise is set forth in its proxy statement dated October 5, 2010.